INDEMNITY AGREEMENT

THIS AGREEMENT dated this 25th day of July, 2014

B E T W E E N:

MENKES GTA INDUSTRIAL HOLDINGS INC.

(the **"Landlord"**)

OF THE FIRST PART

- and -

AC SIMMONDS AND SONS INC.

(the **"Indemnifier"**)

OF THE SECOND PART

WHEREAS:

A. Whereas the Landlord and Goudas Food Products & Investments Limited (hereinafter referred to as the **"Tenant"**) have this date entered into a Lease for the premises located at 10 Sun Pac Boulevard, Brampton, Ontario and the Indemnifier has agreed to Indemnify the Landlord with respect to the Tenant's obligations under said lease.

THEREFORE In order to induce the Landlord to enter into the Lease made between the Landlord, Tenant and the Indemnifier (the **"Lease"**), and for other good and valuable consideration (the receipt whereof are hereby acknowledged), the Indemnifier hereby makes the following indemnity and agreement (the **"Indemnity"**) with and in favour of the Landlord:

1. The Indemnifier hereby agrees with the Landlord that at all times during the term of the Lease (the **"Term"**) and any extension or renewal of the Lease it will:

   (a) make the due and punctual payment of all Rent, moneys, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant, whether to the Landlord or otherwise;

   (b) effect prompt and complete performance of all and singular the terms, covenants and conditions contained in the Lease on the part of the Tenant to be kept, observed and performed; and

   (c) indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure by the Tenant to pay the Rent, moneys, charges or other amounts due under the Lease or resulting from any failure by the Tenant to observe or perform any of the terms, covenants and conditions contained in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by:

   (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease;

(b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease;

(c) any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator;

(d) any consent which the Landlord gives to any such assignment or subletting;

(e) any amendment to the Lease or any waiver, by the tenant of any of its rights under the Lease; or

(f) the expiration of the Term.

3. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the tenant of the terms, covenants and conditions contained in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered personally to the Indemnifier or if mailed by prepaid registered or certified post addressed to the Indemnifier at the Leased Premises, and every such notice is deemed to have been given upon the day it was so delivered personally or if mailed, upon the 2nd business day after it was mailed. The Indemnifier may designate by notice in writing a substitute address for that set forth above and, thereafter, notices shall be directed to such substitute address. If two (2) or more persons are named as Indemnifier, any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

4. In the event of a default under the Lease or under this Indemnity, the Indemnifier waives any right to require the Landlord to:

(a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease;

(b) proceed against or exhaust any security of the Tenant held by the Landlord; or

(c) pursue any other remedy whatsoever in the Landlord's power.

The Landlord has the right to enforce this Indemnity, regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter for and with respect to the Term. The liability of the Indemnifier shall not be affected by any repossession of the Leased Premises by the Landlord; provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Leased Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand.

6. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions contained in the Lease.

7. No modification of this Indemnity shall be effective unless the same is in writing and is executed by both the Indemnifier and the Landlord.

8. The Indemnifier shall, without limiting the generality of the foregoing, be bound by this indemnity in the same manner as though the Indemnifier were the Tenant named in the Lease.

9. If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnifier, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnifier named in the Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law, subject to personal liability, the liability of each such member is joint and several.

10. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be.

11. The expressions "Landlord", "Tenant", "Rent", "Term", "Leased Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

12. This indemnity shall be construed In accordance with the laws of the Province of Ontario.

13. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the heirs, executors, administrators, successors and assigns and permitted assigns, respectively, of the Landlord and the Tenant, as the case may be, named in the Lease. Any assignment by the Landlord of any of its interests in the Lease operates automatically as an assignment to such assignee of the benefit of this indemnity.

IN WITNESS WHEREOF the Landlord and the Indemnifier have executed this Indemnity the day and year first above-written.

MENKES GTA INDUSTRIAL HOLDINGS INC.

Per: ________________________
[Authorized Signing Officer]

AC SIMMONDS AND SONS INC.

Per: ________________________
[Authorized Signing Officer]